CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: October 14, 2021 07:40 PM Pacific Time

Incorporation Number: **BC1033065**

Recognition Date and Time: Incorporated on April 10, 2015 10:07 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

ALGERNON PHARMACEUTICALS INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE
VANCOUVER BC V6E 4N7
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE
VANCOUVER BC V6E 4N7
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Levine, David

Mailing Address:	**Delivery Address:**
1565 WEST 6TH AVENUE SUITE 1801 VANCOUVER BC V6J 1R1 CANADA	1565 WEST 6TH AVENUE SUITE 1801 VANCOUVER BC V6J 1R1 CANADA

Last Name, First Name, Middle Name:
Attariwala, Raj

Mailing Address:	**Delivery Address:**
3005 WEST 12TH AVENUE VANCOUVER BC V6K 2R4 CANADA	3005 WEST 12TH AVENUE VANCOUVER BC V6K 2R4 CANADA

Last Name, First Name, Middle Name:
Bloomfield, Harry J.F.

Mailing Address:	**Delivery Address:**
20 SURREY GARDENS MONTREAL QC H3Y 1N3 CANADA	20 SURREY GARDENS MONTREAL QC H3Y 1N3 CANADA

Last Name, First Name, Middle Name:
Williams, Mark

Mailing Address:	**Delivery Address:**
31 BUNTON COURT WINNIPEG MB R3X 1K4 CANADA	31 BUNTON COURT WINNIPEG MB R3X 1K4 CANADA

Last Name, First Name, Middle Name:
Moreau, Christopher

Mailing Address:	**Delivery Address:**
355 ST. ANNE'S ROAD #317 WINNIPEG MB R2M 1G5 CANADA	355 ST. ANNE'S ROAD #317 WINNIPEG MB R2M 1G5 CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Class A common Shares	Without Par Value Without Special Rights or Restrictions attached